Exhibit 10.4

SECURITY AGREEMENT
SECURITY AGREEMENT (this "Security Agreement"), dated the 9th day of May, 2016, by and among the entities listed on the signature page hereto and each of the other Persons which become Grantors hereunder from time to time (such entities listed on the signature page hereto and such other Persons are each a "Grantor" and collectively, and jointly and severally, the "Grantors") in favor of PNC Bank, National Association, as administrative agent for the Lenders (as defined in the Credit Agreement (as hereinafter defined)) (in such capacity, the "Administrative Agent").
W I T N E S S E T H:
WHEREAS, pursuant to that certain Credit Agreement, dated of even date herewith (as amended, modified, supplemented or restated from time to time, the "Credit Agreement"), by and among Black Box Corporation, a Delaware corporation, as borrower (the "Borrower"), the Guarantors (as defined therein) party thereto from time to time, the Lenders (as defined therein) party thereto from time to time, and the Administrative Agent, which is incorporated herein by reference thereto, the parties thereto agreed, among other things, that the Lenders shall extend credit to the Borrower as set forth in the Credit Agreement; and
WHEREAS, the obligations of the Lenders under the Credit Agreement are subject to the condition, among others, that the Grantors grant to and create in favor of the Administrative Agent (for itself and for the benefit of the Lenders) a security interest in the Collateral (as hereinafter defined) pursuant to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the Obligations (as defined in the Credit Agreement), and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Grantors, and in order to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and make the Loans (as defined in the Credit Agreement) and issue the Letters of Credit (as defined in the Credit Agreement), the Grantors, intending to be legally bound hereby, jointly and severally covenant and agree as follows:
Section 1.Definitions. In addition to the words and terms defined elsewhere in this Security Agreement:
(a)    words and terms defined in the Credit Agreement or the Code (as hereinafter defined) shall, unless the context hereof clearly requires otherwise, have the same meaning herein as therein provided; and
(b)    the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:
(i)    "Accounts" shall have the meaning given to that term in the Code.
(ii)    "Chattel Paper" shall have the meaning given to that term in the Code.
(iii)    "Code" shall mean the Uniform Commercial Code as in effect on the date of this Security Agreement and as amended from time to time, in the Commonwealth of Pennsylvania.
(iv)    "Collateral" shall mean, collectively, the Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Proceeds and Supporting Obligations of each Grantor, whether now owned or acquired in the future; provided, however, the Collateral shall not include any Excluded Property; provided further however, that, with respect to property described in clause (a) of the definition of "Excluded Property" only, if and when the prohibition which prevents the granting by such Loan Party to the Administrative Agent of a security interest in such Excluded Property is removed or otherwise terminated, the Administrative Agent shall, to the extent permitted by applicable law, be deemed to have, and at all times from and after the date hereof to have had, a security interest in and pledge of such Excluded Property.

(v)    "Commercial Tort Claim" shall have the meaning given to that term in the Code.
(vi)    "Deposit Accounts" shall have the meaning given to that term in the Code.
(vii)    "Documents" shall have the meaning given to that term in the Code.
(viii)    "Electronic Chattel Paper" shall have the meaning given to that term in the Code.
(ix)    "Equipment" shall have the meaning given to that term in the Code.
(x)    "Excluded Property" shall mean, collectively, (a) any Collateral (including, without limitation, any property owned by a Grantor that is subject to a Purchase Money Security Interest or a capitalized lease obligation permitted under the Credit Agreement) to the extent the granting of a security interest in such asset would be prohibited by applicable Law or would violate the terms of any contract with respect to such assets or would result in or permit any termination, invalidation, cancellation, loss or abandonment thereof or would require a consent not obtained of any third parties (in each case, except to the extent that such requirement of law or the term in any such contract, license, agreement, instrument or other document or similar agreement providing for such prohibition, breach, default or termination is ineffective under applicable Law (including Sections 9-406, 9-407, 9-408 and 9-409 of the Code (or any successor provision or provisions)), (b) any outstanding stock or other ownership interests of any Foreign Subsidiary, and (c) any “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement is filed); provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).
(xi)    "General Intangibles" shall have the meaning given to that term in the Code.
(xii)    "Goods" shall have the meaning given to that term in the Code.
(xiii)    "Instrument" shall have the meaning given to that term in the Code.
(xiv)    "Inventory" shall have the meaning given to that term in the Code.
(xv)    "Investment Property" shall have the meaning given to that term in the Code.
(xvi)    "Letter-of-Credit Rights" shall have the meaning given to that term in the Code.
(xvii)    "Proceeds" shall have the meaning given to that term in the Code.
(xviii)    "Security Agreement" shall mean this Security Agreement and all documents or annexes attached hereto or referred to herein, as any or all of the foregoing may be supplemented or amended from time to time.
(xix)    "Supporting Obligations" shall have the meaning given to that term in the Code.
Section 2.    Security Interest. As security for the full and timely payment of the Obligations in accordance with the terms of this Security Agreement, the Credit Agreement and the other Loan Documents, and the full and timely payment and performance of the obligations of the Grantors under this Security Agreement, the Credit Agreement and the other Loan Documents, each Grantor grants to the Administrative Agent and the Lenders a continuing enforceable perfected security interest under the Code in and to such of the Collateral as is now owned or acquired after the date of this Security Agreement by such Grantor and agrees that, upon the filing of all applicable UCC financing statements with the appropriate offices (based on the information set forth in Exhibits "A" and "B" to this Security Agreement), the Administrative Agent (for itself and for the benefit of the Lenders) shall have a Prior Security Interest in and to such Collateral to the extent a security interest may be perfected by such a filing. The Collateral is intended to be all personal property of the Grantors, whether or not within the scope of the Code.

Section 3.    Rights and Remedies of a Secured Party. In addition to all rights and remedies given to the Administrative Agent pursuant to the Credit Agreement, this Security Agreement and the other Loan Documents, the Administrative Agent (for itself and for the benefit of the Lenders) shall have all of the rights and remedies of a secured party under the Code.
Section 4.    Provisions Applicable to the Grantors and the Collateral. The parties agree that the following provisions shall be applicable to the Grantors and the Collateral:
(a)    The Grantors covenant and agree that, at all times during the term of this Security Agreement, each Grantor shall keep accurate and complete books and records concerning the Collateral that is now owned or acquired after the date of this Security Agreement by such Grantor, in accordance with GAAP consistently applied, at the locations set forth on Exhibit "A" attached hereto and made a part hereof and at no other location without complying with the requirements set forth in Section 4(j) of this Security Agreement.
(b)    To the extent provided in the Credit Agreement, the Administrative Agent or its representatives shall have the right to examine and inspect the Collateral and to review the books and records of the Grantors concerning any Collateral and to copy the same and make excerpts therefrom.
(c)    The Grantors shall at all times during the term of this Security Agreement keep the Equipment and Inventory that are now owned or acquired after the date of this Security Agreement by any Grantor at the locations set forth on Exhibit "B" attached hereto and made a part hereof (each a "Permitted Location") and at no other location without the prior written consent of the Administrative Agent, except (i) for Equipment that is considered a mobile good under the Code, (ii) Inventory or Equipment in transit to a Permitted Location, and (iii) as may be otherwise set forth in the Credit Agreement.
(d)    Each Grantor currently maintains its principal place of business if such Grantor has only one place of business, or its chief executive offices if such Grantor has more than one place of business, at the locations set forth on Exhibit "A" attached hereto and made a part hereof, and shall not move the location of its principal place of business or chief executive offices, as the case may be, without providing prior written notification to the Administrative Agent and otherwise complying with Section 4(j) of this Security Agreement.
(e)    Promptly upon request of the Administrative Agent from time to time, the Grantors shall furnish the Administrative Agent with such information and documents regarding the Collateral at such times and in such form and detail as the Administrative Agent may reasonably request.
(f)    Upon the occurrence and during the continuance of an Event of Default, promptly upon request of the Administrative Agent, the Grantors shall deliver to the Administrative Agent, without limitation, (1) all invoices and customer statements rendered to account debtors, Documents, contracts, Chattel Paper, Electronic Chattel Paper, Instruments and other writings and/or records pertaining to any Grantor's contracts or the performance of any Grantor's contracts, (2) evidence of each Grantor's Accounts and statements showing the aging, identification, reconciliation and collection thereof and (3) reports as to each Grantor's Inventory and sales, shipment, damage or loss thereof; all of the foregoing to be certified by an authorized officer or other employee of the Grantors.
(g)    Notwithstanding the Prior Security Interest in the Collateral granted to and created in favor of the Administrative Agent (for itself and for the benefit of the Lenders) under this Security Agreement, the Grantors shall have the right until the occurrence and continuance of an Event of Default, at their own cost and expense, to enforce payment of the Accounts, the Chattel Paper and the Electronic Chattel Paper and to enforce their contract rights.

(h)    Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right at any time to give notice of the security interest created hereby to account debtors obligated to any Grantor and to take over and direct collection of the Accounts, the Chattel Paper and the Electronic Chattel Paper, to notify such account debtors to make payment directly to the Administrative Agent, to enforce payment of the Accounts, the Chattel Paper and the Electronic Chattel Paper and to enforce such Grantor's contract rights. It is understood and agreed by the Grantors that the Administrative Agent shall have no liability whatsoever under this Security Agreement except for its own gross negligence or willful misconduct.
(i)    The Grantors represent and warrant as of the date of this Security Agreement that the exact legal name, the type of entity, the jurisdiction of organization, the organizational identification number and tax identification number of each Grantor is as set forth on Exhibit "C" attached hereto and made a part hereof. Each Grantor covenants and agrees that it will not change its legal name, its type of entity, its jurisdiction of organization, its organizational identification number or its tax identification number without (i) providing the Administrative Agent prior written notice of its intention to do so, (ii) providing the Administrative Agent with such information in connection therewith as the Administrative Agent may request, and (iii) taking such action, satisfactory to the Administrative Agent, as may be necessary to maintain at all times the priority of the security interest in the Collateral granted hereunder.
(j)    If a Grantor desires to establish a new location for its principal place of business or chief executive office, as the case may be, or to establish new names in which it may invoice account debtors or maintain records concerning Collateral, it shall first, with respect to each such new location or name:
(i)    give the Administrative Agent written notice of its intention to do so and provide the Administrative Agent with such information in connection therewith as the Administrative Agent may request; and
(ii)    take such action, satisfactory to the Administrative Agent including, without limitation, all action required by Section 6 hereof, as may be necessary to maintain at all times the priority of the security interest in the Collateral granted hereunder.
(k)    Each Grantor represents and warrants as of the date hereof that it has no knowledge that it has a Commercial Tort Claim against any Person with a value in excess of One Million and 00/100 Dollars ($1,000,000.00). If any Grantor shall at any time acquire a Commercial Tort Claim with a value in excess of One Million and 00/100 Dollars ($1,000,000.00), such Grantor shall promptly notify the Administrative Agent in a writing signed by such Grantor of the brief details thereof and grant to the Administrative Agent (for itself and for the benefit of the Lenders) in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance satisfactory to the Administrative Agent.
(l)    Each Grantor shall at any time and from time to time, take such commercially reasonable steps as the Administrative Agent may reasonably request (i) to cause any bailee having possession of any of the Collateral with a value in excess of Five Hundred Thousand and 00/100 Dollars ($500,000.00) or any landlord of such Grantor’s leased real property locations where Collateral with a value in excess of Five Hundred Thousand and 00/100 Dollars ($500,000.00) is located to provide to the Administrative Agent a written acknowledgement of the Lenders' security interest in such Collateral, in form and substance satisfactory to the Administrative Agent, (ii) to cause the Administrative Agent to obtain "control" of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or Electronic Chattel Paper including, but not limited to, causing any issuer of a letter of credit with respect to the Letter-of-Credit Rights to consent to the Lenders' security interest therein and including an appropriate legend on Chattel Paper arising from the sale of Inventory identifying the Lenders' security interest therein, and (iii) otherwise to ensure the Lenders' security interest in any of the Collateral is a Prior Security Interest.
Section 5.    Actions with Respect to Accounts. Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and any of the Administrative Agent's designated officers, employees or agents) as its true and lawful attorney‑in‑fact with power to sign its name and, upon the occurrence and during the continuance of an Event of Default, to take any of the following actions, in its name or in the name of the Administrative Agent, as the Administrative Agent may determine, at any time (except as expressly limited in this Section 5) without notice to such Grantor and at such Grantor's expense:

(a)    Verify the validity and amount of, or any other matter relating to, the Collateral by mail, telephone, telegraph or otherwise;
(b)    Notify all account debtors that the Accounts have been assigned to the Administrative Agent and that the Lenders have a security interest in the Accounts;
(c)    Direct all account debtors to make payment of all Accounts directly to the Administrative Agent;
(d)    Take control in any manner of any cash or non‑cash items of payment or proceeds of Accounts;
(e)    In any case and for any reason, notify the United States Postal Service to change the addresses for delivery of mail addressed to the Grantor to such address as the Administrative Agent may designate;
(f)    In any case and for any reason, receive, open and dispose of all mail addressed to such Grantor;
(g)    Take control in any manner of any rejected, returned, stopped‑in‑transit or repossessed goods relating to Accounts;
(h)    Upon the occurrence and during the continuance of an Event of Default, enforce payment of and collect any Accounts, by legal proceedings or otherwise, and for such purpose the Administrative Agent may:
(i)    Demand payment of any Accounts or direct any account debtors to make payment of Accounts directly to the Administrative Agent;
(ii)    Receive and collect all monies due or to become due to such Grantor;
(iii)    Exercise all of such Grantor's rights and remedies with respect to the collection of Accounts;
(iv)    Settle, adjust, compromise, extend, renew, discharge or release Accounts;
(v)    Sell or assign Accounts on such terms, for such amounts and at such times as the Administrative Agent deems advisable;
(vi)    Prepare, file and sign such Grantor's name on any Proof of Claim or similar documents in any proceeding filed under federal or state bankruptcy, insolvency, reorganization or other similar Law as to any account debtor;
(vii)    Prepare, file and sign such Grantor's name on any Notice of Lien, Claim of Mechanic's Lien, Assignment or Satisfaction of Lien or Mechanic's Lien, or similar document in connection with the Collateral;
(viii)    Endorse the name of such Grantor upon any chattel papers, documents, instruments, invoices, freight bills, bills of lading, or similar documents or agreements relating to Accounts or goods pertaining to Accounts or upon any checks or other medium of payment or evidence of security interest that may come into the Administrative Agent's possession;
(ix)    Sign the name of such Grantor to verifications of Accounts and notices of Accounts sent by account debtors to such Grantor; or

(x)    Take all other actions necessary or desirable to protect such Grantor's interest(s) in the Accounts.
Each Grantor ratifies and approves all acts of said attorneys and agrees that said attorneys shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, other than liability arising under the Code and to the extent caused by gross negligence or willful misconduct of said attorneys as determined by a final non-appealable judgment of a court of competent jurisdiction. This power, being coupled with an interest, is irrevocable until the Obligations are Paid in Full. Each Grantor further agrees to assist the Administrative Agent in the collection and enforcement of the Accounts and will not hinder, delay or impede the Administrative Agent in any manner in its collection and enforcement of the Accounts.
Section 6.    Preservation and Protection of Security Interest. Each Grantor represents and warrants that it has (or will have upon its acquisition of such Collateral), and covenants and agrees that at all times during the term of this Security Agreement it will have, good and valid title to the Collateral from time to time owned or acquired by it free and clear of all Liens, except Permitted Liens, and shall defend the Collateral against the claims and demands of all Persons whomsoever other than the holders of any Permitted Liens. Each Grantor covenants and agrees that it shall not (i) borrow against the Collateral or any portion of the Collateral from any other Person except as may otherwise be permitted under the Credit Agreement or (ii) grant or create or permit to attach or exist any Lien on, of or in any of the Collateral or any portion of the Collateral except Permitted Liens. Each Grantor shall faithfully preserve and protect the Lenders' security interest in the Collateral and shall, at its own cost and expense, cause or assist the Administrative Agent to cause that security interest to be perfected and continue perfected so long as the Obligations or any portion of the Obligations are outstanding, unpaid or executory. For purposes of the perfection of the Lenders' security interest in the Collateral in accordance with the requirements of this Security Agreement, each Grantor authorizes the Administrative Agent, at any time and from time to time, to file financing statements, continuation statements and amendments thereto that describe the Collateral as all assets of such Grantor or words of similar effect and which contain any other information required by the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment. If any such financing statement, continuation statement or amendment requires the signature of such Grantor, it may be signed by the Administrative Agent on behalf of such Grantor. Each Grantor shall from time to time at the request of the Administrative Agent file or record, or cause to be filed or recorded, such other instruments, documents and notices, including financing statements, assignments and certificates of title, as the Administrative Agent may reasonably deem necessary or advisable from time to time in order to perfect and continue perfected such security interest. Each Grantor shall do all such other acts and things, shall execute and deliver all such other instruments and documents, including further security agreements, control agreements, pledges, endorsements, assignments, certificates of title and notices, and shall furnish any other information as the Administrative Agent, in its reasonable discretion, may deem necessary or advisable from time to time in order to perfect and preserve the priority of such security interest as a Prior Security Interest. Notwithstanding anything to the contrary contained herein, unless an Event of Default has occurred and is continuing and the Administrative Agent has requested the Grantors to do so, the Grantors shall not be required to cause or assist the Administrative Agent to perfect any security interest in any Collateral consisting of goods subject to a certificate of title. Each Grantor irrevocably appoints the Administrative Agent (and any of the Administrative Agent's designated officers, employees and/or agents) as the attorney-in-fact of the Grantor to take such action as the Administrative Agent may deem necessary from time to time to preserve, perfect and continue perfected the Lenders' security interest in the Collateral in accordance with the requirements of this Security Agreement including, but not limited to, signing any certificates of title, financing statements or amendments to financing statements evidencing the Administrative Agent's security interest in the Collateral for and on behalf of such Grantor. Each Grantor agrees that a carbon, photographic or other reproduction of this Security Agreement or financing statement is sufficient as a financing statement and may be filed instead of the original. Each Grantor hereby ratifies any and all financing statements and amendments to financing statements evidencing the Administrative Agent's security interest in the Collateral filed prior to the date hereof.

Section 7.    Insurance. Risk of loss of, damage to, or destruction of the Equipment and Inventory is on the Grantors. The Grantors shall insure the Equipment and Inventory against such risks and casualties and in such amounts and with such insurance companies as is set forth in the Credit Agreement. If the Grantors fail to effect and keep in full force and effect such insurance, or fail to pay the premiums when due, the Administrative Agent may (but shall not be obligated to) do so for the account of the Grantors and add the cost thereof to the Obligations. Subject to the terms and conditions of the Credit Agreement, (i) each Grantor assigns and sets over to the Administrative Agent all monies which may become payable on account of such insurance and directs the insurers to pay the Administrative Agent any amount so due, (ii) the Administrative Agent is irrevocably appointed attorney‑in‑fact of each Grantor to endorse any draft or check that may be payable to such Grantor in order to collect the proceeds of such insurance and (iii) any balance of insurance proceeds remaining in the possession of the Administrative Agent after Payment In Full shall be paid over to such Grantor or its order.
Section 8.    Maintenance and Repair; Control. If any Grantor fails to maintain the Equipment and Inventory in accordance with the terms of the Credit Agreement, the Administrative Agent may (but shall not be obligated to) pay the cost of such repairs or maintenance and such taxes, levies or impositions for the account of such Grantor and add the amount of such payments to the Obligations.
Section 9.    Preservation of Rights Against Third Parties; Preservation of Collateral in the Administrative Agent's Possession. Until such time as the Administrative Agent exercises its right during the continuance of an Event of Default to effect direct collection of the Accounts, the Chattel Paper and the Electronic Chattel Paper and to effect the enforcement of the Grantors' contract rights, each Grantor shall take any and all steps necessary to preserve their rights in respect of the Accounts, the Chattel Paper and the Electronic Chattel Paper and their contracts against third parties. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of such of the Collateral as may come into its possession from time to time if the Administrative Agent takes such action for that purpose as each Grantor shall request in writing, provided that such requested action shall not, in the judgment of the Administrative Agent, impair the security interest of the Administrative Agent and the Lenders in the Collateral or their rights in, or the value of, the Collateral, and provided further that the Administrative Agent receives such written request in sufficient time to permit the Administrative Agent to take the requested action.
Section 10.    Events of Default and Remedies.
(a)    Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may then in any way permitted by Law foreclose the Lien in the Collateral granted hereby including, without limitation, upon ten (10) days prior written notice to the Grantors, Administrative Agent may sell any or all Collateral at private sale at any time or place in one or more sales, at such price or prices and upon such terms, either for cash or on credit, as the Administrative Agent and the Lenders, in their sole discretion, may elect, or sell any or all Collateral at public auction, either for cash or on credit, as the Administrative Agent and the Lenders, in their sole discretion, may elect, and at any such sale, the Administrative Agent may bid for and become the purchaser of any or all such Collateral. Pending any such action, the Administrative Agent may liquidate the Collateral.
(b)    Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may then grant extensions to or adjust claims of, or make compromises or settlements with, debtors, the Grantors or any other Persons with respect to the Collateral or any securities, guarantees or insurance applying thereon, without notice to or the consent of any Grantor, without affecting the Grantor's liability under this Security Agreement, the Credit Agreement or the other Loan Documents. Each Grantor waives notice of acceptance, of nonpayment, protest or notice of protest of any Accounts, Chattel Paper or Electronic Chattel Paper or any of its contract rights and any other notices to which the Grantor may be entitled.

(c)    Upon the occurrence and during the continuance of an Event of Default, then in any such event, the Administrative Agent and the Lenders shall have such additional rights and remedies in respect of the Collateral or any portion thereof as are provided by the Code (whether or not the Code applies to the affected Collateral) and such other rights and remedies in respect thereof which they may have at Law or in equity or under the Loan Documents including, without limitation, the right to enter any premises where Equipment and/or Inventory are located and take possession and control thereof without demand or notice and without prior judicial hearing or legal proceedings, which each Grantor expressly waives.
(d)    Upon the occurrence and during the continuance of an Event of Default, the Grantors shall promptly, following demand by the Administrative Agent, assemble the Equipment and Inventory and make them available to the Administrative Agent at a place or places reasonably designated by the Administrative Agent. The right of the Administrative Agent under this paragraph to have the Equipment and Inventory assembled and made available to it is of the essence of this Security Agreement and the Administrative Agent may, at its election, enforce such right by an action in equity for injunctive relief or specific performance.
(e)    Upon the occurrence and during the continuance of an Event of Default, then in any event, the Administrative Agent shall have the right to use and operate under all trade names under which each Grantor does business.
Section 11.    Continuing Validity of Obligations. Until the earlier of the Release Date or Payment In Full, the agreements and obligations of the Grantors hereunder are continuing agreements and obligations, and are absolute and unconditional irrespective of the genuineness, validity or enforceability of the Credit Agreement, the Notes or any other instrument or instruments now or hereafter evidencing the Obligations or any part thereof or of the Loan Documents or any other agreement or agreements now or hereafter entered into by the Administrative Agent or any Lender and any Grantor pursuant to which the Obligations or any part thereof is issued or of any other circumstance which might otherwise constitute a legal or equitable discharge of such agreements and obligations. Without limitation upon the foregoing, such agreements and obligations of a Grantor hereunder shall continue in full force and effect as long as the Obligations or any part thereof remain outstanding and unpaid and shall remain in full force and effect without regard to and shall not be released, discharged or in any way affected by (i) any renewal, refinancing or refunding of the Obligations in whole or in part, (ii) any extension of the time of payment of the Notes or other instrument or instruments now or hereafter evidencing the Obligations, or any part thereof, (iii) any compromise or settlement with respect to the Obligations or any part thereof, or any forbearance or indulgence extended to any Grantor, (iv) any amendment to or modification of the terms of the Notes or other instrument or instruments now or hereafter evidencing the Obligations or any part thereof or any other agreement or agreements now or hereafter entered into by the Administrative Agent or any Lender and any Grantor pursuant to which the Obligations or any part thereof is issued or secured, (v) any substitution, exchange, or release of a portion of, or failure to preserve, perfect or protect, or other dealing in respect of, any of the Collateral or any other property or any security for the payment of the Obligations or any part thereof, (vi) any bankruptcy, insolvency, arrangement, composition, assignment for the benefit of creditors or similar proceeding commenced by or against any Grantor, (vii) any dissolution, liquidation or termination of any Grantor for any reason whatsoever or (viii) any other matter or thing whatsoever whereby the agreements and obligations of the Grantors hereunder, would or might otherwise be released or discharged, in whole or in part. Each Grantor hereby waives notice of the acceptance of this Security Agreement by the Administrative Agent.
Section 12.    Defeasance. Notwithstanding anything to the contrary contained in this Security Agreement, upon the earlier of the Release Date or Payment In Full, this Security Agreement shall terminate and be of no further force and effect and at the request of the Grantors, the Administrative Agent shall thereupon terminate the Lenders' security interest in the Collateral and promptly file requested releases and/or termination statements with respect to the Collateral. Until such time, however, this Security Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and assigns, provided that the Grantors may not assign this Security Agreement or any of their rights under this Security Agreement or delegate any of their duties or obligations under this Security Agreement and any such attempted assignment or delegation shall be null and void. This Security Agreement is not intended and shall not be construed to obligate the Administrative Agent to take any action whatsoever with respect to the Collateral or to incur expenses or perform or discharge any obligation, duty or disability of the Grantors.

Section 13.    Joinder. Upon the execution and delivery by any other Person of a Guarantor Joinder that occurs prior to the Release Date, (i) such Person shall become a "Grantor" hereunder with the same force and effect as if it were originally a party to this Security Agreement and named as a "Grantor" on the signature pages hereto and (ii) the Exhibits to this Security Agreement shall be deemed updated by the supplemental Exhibits to this Security Agreement delivered pursuant to the terms of such Guarantor Joinder. The execution and delivery of any such Guarantor Joinder shall not require the consent of any other Grantor hereunder, and the rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.
Section 14.    Miscellaneous.
(a)    The provisions of this Security Agreement are intended to be severable. If any provision of this Security Agreement shall for any reason be held invalid or unenforceable, in whole or in part, in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective only to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or any other provision of this Security Agreement in any jurisdiction.
(b)    No failure or delay on the part of the Administrative Agent in exercising any right, remedy, power or privilege under this Security Agreement, the Credit Agreement or any of the other Loan Documents shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Administrative Agent under this Security Agreement, the Credit Agreement, the Notes or any of the other Loan Documents; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other right, remedy, power or privilege or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Administrative Agent and the Lenders under this Security Agreement, the Credit Agreement, the Notes and the other Loan Documents are cumulative and not exclusive of any rights or remedies which they may otherwise have.
(c)    All notices, statements, requests and demands given to or made upon any party in accordance with the provisions of this Security Agreement shall be deemed to have been given or made when given or made as provided in the Credit Agreement.
(d)    The section headings contained in this Security Agreement are for reference purposes only and shall not control or affect its construction or interpretation in any respect.
(e)    Any number of counterparts of this Security Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Security Agreement by telecopy or e‑mail shall be effective as delivery of a manually executed counterpart of this Security Agreement.
(f)    The Code shall govern the settlement, perfection and the effect of attachment and perfection of the Lenders' security interest in the Collateral and the rights, duties and obligations of the Administrative Agent and the Grantors with respect to the Collateral (whether or not the Code applies to the Collateral). This Security Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and the execution and delivery of this Security Agreement and, to the extent not inconsistent with the preceding sentence, the terms and provisions of this Security Agreement shall be governed by and construed in accordance with the Laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed in such State.
(g)    The Grantors agree to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania sitting in Allegheny County and the United States District Court for the Western District of Pennsylvania, and any appellate court from any thereof, with respect to any suit arising in connection herewith.

(h)    Waiver of Trial by Jury. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS TO ACCEPT THIS SECURITY AGREEMENT AND MAKE THE LOANS AND ISSUE LETTERS OF CREDIT.
(i)    Power of Attorney Acknowledgment. Each Grantor acknowledges and agrees that (a) this Security Agreement contains one or more provisions authorizing the Administrative Agent or other Persons, as applicable (the Administrative Agent and such other Persons, acting in such capacity, are each an "Authorized Person"), to act as such Grantor’s attorney-in-fact or agent (collectively the "Power of Attorney"); (b) the purpose of the Power of Attorney is to give each Authorized Person broad powers to take any action which any Authorized Person may deem necessary or advisable to accomplish the purposes hereof and otherwise act in the name of each Grantor; (c) the Power of Attorney is coupled with an interest and, as such, any Authorized Person, in exercising any of its rights under the Power of Attorney is not a fiduciary of any Grantor; (d) any Authorized Person may exercise any of its rights under the Power of Attorney for the sole benefit of such Authorized Person, without regard to the interests of any Grantor; (e) the Power of Attorney shall in no way be construed as to benefit any Grantor; (f) no Authorized Person shall have any duty to exercise any powers granted by the Power of Attorney for the benefit of any Grantor or in any Grantor’s best interest; (g) no Authorized Person shall have any duty of loyalty to any Grantor; (g) each Authorized Person shall, to the extent exercisable, exercise any and all powers granted by the Power of Attorney solely for the benefit of such Authorized Person; (h) any rights any Grantor may have under 20 Pa.C.S. §§ 5601 - 5612, as amended (the "POA Act") are hereby forever waived and relinquished; (i) without limiting the generality of the foregoing, (A) the Power of Attorney shall not be construed in accordance with the provisions of the POA Act, and (B) no Authorized Person shall have any of the duties described in 20 Pa.C.S. § 5601.3(b); (j) the Power of Attorney is irrevocable; and (k) each Grantor has read and understands the Power of Attorney.

[INTENTIONALLY LEFT BLANK; SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned executed this Security Agreement as a document under seal on the day and year first above written.
GRANTORS:
Black Box Corporation, a Delaware corporation
ACS Communications, Inc., a Texas corporation
ACS Dataline, LP, a Texas limited partnership
ACS Investors, LLC, a Delaware limited liability
company
BB Technologies, Inc., a Delaware corporation
BBox Holding Company, a Delaware corporation
Black Box Corporation of Pennsylvania, a
Delaware corporation
Black Box Network Services, Inc. – Government
Solutions, a Tennessee corporation
Black Box Services Company, a Delaware
corporation
Delaney Telecom, Inc., a Pennsylvania corporation
InnerWireless, Inc., a Delaware corporation
Midwest Communications Technologies, Inc., an
Ohio corporation
Mutual Telecom Services Inc., a Delaware
corporation
NextiraOne, LLC, a Delaware limited liability
company
NextiraOne Federal, LLC, a Delaware limited
liability company
Norstan, Inc., a Minnesota corporation
Norstan Communications, Inc., a Minnesota
corporation
Nu-Vision Technologies, LLC, a New York
limited liability company
Scottel Voice & Data, Inc., a California
corporation
Teldata Corporation, a Tennessee corporation
Vibes Technologies, Inc., a Minnesota corporation

By: /s/ Timothy C. Huffmyer __________(SEAL)
Timothy C. Huffmyer, in his capacity as
one or more of the following:
President, Vice President, CFO, Treasurer
and/or Secretary

[Signature Page to Security Agreement (Black Box)]

ACKNOWLEDGMENT

COMMONWEALTH OF PENNSYLVANIA    )            )    SS:
COUNTY OF ALLEGHENY            )
On this, the 6th day of May, 2016, before me, a Notary Public, personally appeared Timothy C. Huffmyer, who acknowledged himself to be an Authorized Officer of Black Box Corporation, a Delaware corporation, ACS Communications, Inc., a Texas corporation, ACS Dataline, LP, a Texas limited partnership, ACS Investors, LLC, a Delaware limited liability company, BB Technologies, Inc., a Delaware corporation, BBox Holding Company, a Delaware corporation, Black Box Corporation of Pennsylvania, a Delaware corporation, Black Box Network Services, Inc. – Government Solutions, a Tennessee corporation, Black Box Services Company, a Delaware corporation, Delaney Telecom, Inc., a Pennsylvania corporation, InnerWireless, Inc., a Delaware corporation, Midwest Communications Technologies, Inc., an Ohio corporation, Mutual Telecom Services Inc., a Delaware corporation, NextiraOne, LLC, a Delaware limited liability company, NextiraOne Federal, LLC, a Delaware limited liability company, Norstan, Inc., a Minnesota corporation, Norstan Communications, Inc., a Minnesota corporation, Nu-Vision Technologies, LLC, a New York limited liability company, Scottel Voice & Data, Inc., a California corporation, Teldata Corporation, a Tennessee corporation and Vibes Technologies, Inc., a Minnesota corporation (collectively, the "Loan Parties"), and that he, as such Authorized Officer of the Loan Parties, executed the foregoing instrument for the purposes therein contained by signing his name on behalf of the Loan Parties.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.
/s/ Melissa Lamparski Bamonte___________
Notary Public
My Commission Expires:
February 4, 2018

[Signature Page to Security Agreement (Black Box)]

EXHIBIT A
LOCATION OF PLACE OF BUSINESS OR CHIEF EXECUTIVE OFFICE

GRANTOR	PRINCIPAL PLACE OF BUSINESS / CHIEF EXECUTIVE OFFICES
1) Black Box Corporation	1000 Park Drive Lawrence, PA 15055
2) ACS Communications, Inc.	2535 Brockton Drive Suite 400 Austin, TX 78758
3) ACS Dataline, LP	2535 Brockton Drive Suite 400 Austin, TX 78758
4) ACS Investors, LLC	2535 Brockton Drive Suite 400 Austin, TX 78758
5) BB Technologies, Inc.	1403 Foulk Road Suite 200 Wilmington, DE 19803-2788
6) BBox Holding Company	1403 Foulk Road Suite 200 Wilmington, DE 19803-2788
7) Black Box Corporation of Pennsylvania	1000 Park Drive Lawrence, PA 15055
8) Black Box Network Services, Inc. - Government Solutions	1010 Haley Road Murfreesboro, TN 37129
9) Black Box Services Company	1000 Park Drive Lawrence, PA 15055
10) Delaney Telecom, Inc.	540 Township Line Road Blue Bell, PA 19422
11) InnerWireless, Inc.	1155 Kas Drive, Suite 200 Richardson, TX 75081
12) Midwest Communications Technologies, Inc.	225 Enterprise Drive Lewis Center, OH 43035 1287 Rankin Street Troy, MI 48083

13) Mutual Telecom Services Inc.	250 First Avenue Suite 301 Needham, MA 02494 510 Spring Street Suite 200 Herndon, VA 20170
14) NextiraOne, LLC	5050 Lincoln Drive Suite 300 Minneapolis, MN 55436
15) NextiraOne Federal, LLC	510 Spring Street Suite 200 Herndon, VA 20170
16) Norstan, Inc.	5050 Lincoln Drive Suite 300 Minneapolis, MN 55436
17) Norstan Communications, Inc.	5050 Lincoln Drive Suite 300 Minneapolis, MN 55436
18) Nu-Vision Technologies, LLC	6000 New Horizons Boulevard Amityville, NY 11701
19) Scottel Voice & Data, Inc.	6100 Center Drive Suite 720 Los Angeles, CA 90045
20) Teldata Corporation	1010 Haley Road Murfreesboro, TN 37129
21) Vibes Technologies, Inc.	9155 Cottonwood Lane N. Maple Grove, MN 55369

EXHIBIT B
ADDITIONAL LOCATIONS

STREET	CITY	STATE	ZIP CODE

519 Oliver Road	Montgomery	AL	36117
426 N. 44th St., Suite 470	Phoenix	AZ	85008
6100 Center Drive W, Suite 720	Los Angeles	CA	90045
1930 Junction Avenue	San Jose	CA	95131
7950 Cherry Avenue, Suite 107	Fontana	CA	92335
6665 South Kenton St., Suite 116	Centennial	CO	80112
1111 Cromwell Avenue	Rocky Hill	CT	6067
4519 George Road, Suite 110	Tampa	FL	33634
6852 Belfort Oaks Place	Jacksonville	FL	32216
1012 Airport Road, Suite 1	Destin	FL	32541
2707 Main St.	Duluth	GA	30096
500 E Court Avenue., Suite 130	Des Moines	IA	50309
701 S Allen St., Suite 102	Meridian	ID	83642
851 Busse Road	Elk Grove Village	IL	60007
17079 Westview Avenue, Unit A	Chicago	IL	60473
1009 Twilight Trail	Frankfort	KY	40601
10503 Timberwood Circle, Suite 102	Louisville	KY	40223
1305 Distributors Row, Suite N	New Orleans	LA	70123
8770 South Tomsik St.	Las Vegas	LV	89113
250 First Avenue	Needham	MA	2494
711 Security Blvd.	Baltimore	MD	21235
313 Najoles Road	Millersville	MD	21108
1287 Rankin St.	Troy	MI	48083
8180 Broadmoor Ave., SE	Caledonia	MI	49316
9155 Cottonwood Lane North	Maple Grove	MN	55369
5050 Lincoln Drive, Suite 300	Minneapolis	MN	55436
71 25th St. West, Suite 8	Billings	MT	59102
2006 Stadium Drive, Suite 102	Bozeman	MT	59715
4400-G Stuart Andrew Blvd.	Charlotte	NC	28217
1701 Lomond St.	Winston-Salem	NC	27127
930 Windy Road	Apex	NC	27502
1050 Perimeter Road	Manchesuiter	NH	3103
2621 Losee Rd	N. Las Vegas	NV	89193
6000 New Horizons Blvd	Amityville	NY	11701
122 E. 42nd St., Suite 630	New York	NY	10168
1211 Avenue of Americas, #21/51/71	New York	NY	10036
1250 Avenue of Americas	New York	NY	10011

26100 First St.	Westlake	OH	44145
5400 Frantz Road	Dublin	OH	43017
910 East Maple St.	Bryan	OH	43506
2555 South Dixie Drive, Suite 270	Dayton	OH	45409
255 Enterprise Drive	Lewis Center	OH	43035
9854 Windisch Road	West Chester	OH	45069
1144 Willagillespie Road #24	Eugene	OR	97401
1000 Park Drive	Lawrence	PA	15055
700 Old Pond Road #601	Bridgeville	PA	15017
450 East Germantown Pike	Lafayette Hill	PA	19444
6 State Road	Mechanicsville	PA	17050
540 Township Line Rd	Blue Bell	PA	19422
1000 Park Drive	Lawrence	PA	15055
7 Worth Circle	Johnson City	TN	37604
6700 Baum Drive	Knoxville	TN	37919
1010 Haley Road	Murfreesboro	TN	37129
618 Grassmere Park	Nashville	TN	37211
1550 NE Loop 410, #121	San Antonio	TX	78209
2081 Hutton #301	Carrollton	TX	75006
5959 Corporate Drive, Ll, Suite 250	Houston	TX	77036
2535 Brockton Drive, Suite 400	Austin	TX	78758
1155 Kas Drive, Suite 200	Richardson	TX	75081
131 East Commerce St	Amherst	VA	24521
9800 Flagler Rd	Fort Belvoir	VA	76902
510 Spring St.	Herndon	VA	20170
800 SW 34th St., Suite A	Renton/Seattle	WA	98057
55 E Lincoln Road, Suite 101	Spokane	WA	99208
20975 Swenson Drive, Suite 450	Waukesha	WI	53186
5842 Davis Creek Road	Barboursville	WV	25504

In addition to the above, the Grantors may, from time to time, have Equipment and/or Inventory on their clients’ sites, at temporary staging areas and at logistic depots.

EXHIBIT C
ORGANIZATIONAL INFORMATION

Name	Entity Type	Jurisdiction of Formation	Organizational Identification #	Tax Identification #
1) Black Box Corporation	Corporation	DE	2128702	95-3086563
2) ACS Communications, Inc.	Corporation	TX	79471900	74-2421083
3) ACS Dataline, LP	Limited Partnership	TX	11590410	74-2901065
4) ACS Investors, LLC	Limited Liability Company	DE	2982976	51-0386497
5) BB Technologies, Inc.	Corporation	DE	2283083	51-0341432
6) BBox Holding Company	Corporation	DE	2684405	51-0378536
7) Black Box Corporation of Pennsylvania	Corporation	DE	2280129	25-1272662
8) Black Box Network Services, Inc. - Government Solutions	Corporation	TN	149379	62-1202425
9) Black Box Services Company	Corporation	DE	5856167	47-5380117
10) Delaney Telecom, Inc.	Corporation	PA	143788	23-2388066
11) InnerWireless, Inc.	Corporation	DE	2916901	75-2778286
12) Midwest Communications Technologies, Inc.	Corporation	OH	652688	31-1125137
13) Mutual Telecom Services Inc.	Corporation	DE	3754521	54-1418137
14) NextiraOne, LLC	Limited Liability Company	DE	2739289	76-0534950
15) NextiraOne Federal, LLC	Limited Liability Company	DE	3236405	54-1601046
16) Norstan, Inc.	Corporation	MN	X-1183	41-0835746
17) Norstan Communications, Inc.	Corporation	MN	2K-228	41-1231011
18) Nu-Vision Technologies, LLC	Limited Liability Company	NY	2990991	20-0532706
19) Scottel Voice & Data, Inc.	Corporation	CA	C1874187	95-4514015

20) Teldata Corporation	Corporation	TN	16261	62-0817728
21) Vibes Technologies, Inc.	Corporation	MN	11D-555	41-1974800